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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2001


                              GREENHOLD GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                    000-29707

                             Commission File Number

           Florida                                          65-0910697
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

    1995 E. Oakland Park Boulevard                            33306
    Suite 350                                               (Zip Code)
    Oakland Park, FL
(Address of principal executive offices)

                  Registrant's telephone number: (954)564-0006
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Item 2. ACQUISITION OR DISPOSITION OF ASSETS


         On January 24, 2001, by Contract to Purchase Assets, Greenhold Group, Inc., "Greenhold", purchased assets of Galaxy Online, Inc., "Galaxy", an Internet Service Provider located in Bonita Springs, Florida. The assets purchased consist of approximately 1700 subscribers, domains and equipment as set forth in the Bill of Sale attached as Exhibit 2.1a. The compensation will be paid on March 31, 2001 and will consist of $50 cash and 100 shares of Greenhold common stock for each active subscriber of Galaxy as of March 31, 2001. (Exhibit 2.1).

         On January 24, 2001, by Subscriber Offer and Lock-up Agreement and Consent, Greenhold purchased the subscribers of Worldwide Internet, Inc., "WWI", a Delaware corporation, consisting of approximately 320 subscribers. The agreement calls for the Company to issue 800,000 shares of Greeenhold common stock and pay $250,000 to the shareholders of WWI. (Exhibit 2.2).

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Exhibits:

         2.1 Contract for Purchase of Assets between Galaxy Online, Inc., and Greenhold Group, Inc.

         2.1a     Bill of Sale from Galaxy Online, Inc.

         2.2 Subscriber Purchase Offer and Lockup Agreement (and Consent) between Greenhold Group, Inc. and Worldwide Internet, Inc.



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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GREENHOLD GROUP, INC.
                                          (Registrant)

Date: February 7, 2001                   By /s/ John D. Harris
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                                                John D. Harris
                                                President






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